EXHIBIT 3.1.7

                   Liberty Property Limited Partnership
                          Partnership Interests
                         As of December 31, 1999

                                                Number of
                                               Partnership
Limited Partners                                Interests         %
----------------------------------------       -----------    ---------
Balitsaris, Peter                                   58,542      0.0726%
Carr, Clai                                         138,000      0.1711%
Castorina, John                                     14,491      0.0180%
Denny, Joseph                                      260,250      0.3226%
Felix, Jill                                        195,043      0.2418%
Fenza, Robert                                      195,043      0.2418%
Fitzgerald, Ward                                    14,491      0.0180%
Gildea, Larry                                       93,319      0.1157%
Goldschmidt, Robert                                 22,895      0.0284%
Hagan, Michael                                      14,491      0.0180%
Hammers, David                                     241,673      0.2996%
Kiel, Bob                                           14,491      0.0180%
Kline, Earl                                         19,128      0.0237%
Lutz, Jim                                           37,312      0.0463%
Mazzerralli, James                                  14,491      0.0180%
Messaros, Sharron                                    7,245      0.0090%
Morrissey, Mary Beth                                14,491      0.0180%
Price, Leslie                                      175,336      0.2174%
Reichert, Joseph                                    27,242      0.0338%
Rouse & Assoc., Inc.                                 5,506      0.0068%
Rouse, Willard                                     457,665      0.5674%
Trust Congdon Children                              95,347      0.1182%
Trust Hammers Children                              95,348      0.1182%
Trust for Mary Rouse                                13,621      0.0169%
Trust for Anne Rouse                                13,621      0.0169%
Trust for Rouse Younger Children                    81,726      0.1013%
Trust for Laurie Hammers                             5,506      0.0068%
Weitzmann, Mike                                     42,312      0.0525%
Liberty Special Purpose Trust                       10,574      0.0131%
Lingerfelt, Rebecca                                  8,076      0.0100%
Trust J. Ryan Lingerfelt                            15,625      0.0194%
Trust Justin M. Lingerfelt                          15,625      0.0194%
Trust Daniel K. Lingerfelt                          15,625      0.0194%
Trust Catherine E. Lingerfelt                       15,625      0.0194%
Lingerfelt, Alan T.                                317,500      0.3936%
Lingerfelt, L. Harold                              164,375      0.2038%
The James J. Carpenter Living Trust                 78,750      0.0976%
Lingerfelt, David L.                                30,674      0.0380%
Ferguson, Morris U.                                  6,000      0.0074%
Lingerfelt, Carl C.                                 10,900      0.0135%
Wright, Murray H.                                    7,500      0.0093%
Latimer, Erle Marie                                 12,500      0.0155%
Mazel Investments LLC                               28,025      0.0347%
Stewart R. Stender                                  57,613      0.0714%
Robert C. Lux                                       57,612      0.0714%
NWBC Associates, Inc.                               28,191      0.0349%
330 Associates, Inc.                                 3,407      0.0042%

                                                Number of
                                               Partnership
Limited Partners - Cont'd                       Interests         %
----------------------------------------       -----------    ---------
APEX Asset Management Corp.                         85,051      0.1054%
LPC of S.C., Inc.                                  183,742      0.2278%
Libco of Florida, Inc.                             283,238      0.3511%
Rouse & Associates Maryland Partnership             20,000      0.0248%
A. Carl Helwig                                     356,737      0.4422%
James J. Sunday                                     79,348      0.0984%
Charles J. Walters                                 290,723      0.3604%
Magaret A. Doyle                                    19,380      0.0240%
Stanford Baratz                                      9,044      0.0112%
Walton Street Real Estate Fund II, LP              311,562      0.3862%
Walton Street Managers II, LP                        3,147      0.0039%

Preferred Limited Partners
----------------------------------------

Belair Real Estate Corporation                   1,235,000      1.5310%
Belcrest Realty Corporation                      2,565,000      3.1798%

General Partner
----------------------------------------

Liberty Property Trust - Preferred Units         5,000,000      6.1984%
Liberty Property Trust                                  GP     83.0228%
                                                              ---------
Total Ownership                                               100.0000%

GP - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.